EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

SemGroup Corporation

Tulsa, Oklahoma

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 1, 2013, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of SemGroup Corporation and the financial statements of White Cliffs Pipeline, L.L.C., all of which appear in SemGroup Corporation’s Annual Report on Form 10-K for the year ended December 31, 2012, as amended.

/s/ BDO USA, LLP

BDO USA, LLP

Dallas, Texas

July 11, 2013